MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)

                               Sept. 30,     June 30,    Sept. 30,
In thousands                     1998          1998        1997
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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL BROADBAND
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U.K. and European Cable/Telco
  Homes Passed                     5,250        5,228        4,946
  Cable Subscribers                1,833        1,801        1,749
  Telephone Lines                  1,481        1,415        1,236

Asian Cable/Telco
  Homes Passed                     1,579        1,465        1,227
  Cable Subscribers                  218          204          134
  Telephone Lines                      3            2            -

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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL WIRELESS
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

One 2 One
  POPs                            58,000       58,000       58,000
  Subscribers                      1,482        1,358          808
  Subscriber Growth (Y/Y)           83.4%        93.7%        75.3%

Central European Wireless
  POPs                            63,900       63,900       63,900
  Subscribers                      1,913        1,622        1,072
  Subscriber Growth (Y/Y)           78.5%        79.2%       172.8%

Asian and Other Wireless
  POPs                            74,000       74,000       74,000
  Subscribers                        138          132           90

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OPERATING STATISTICS (Venture Level)-
TOTAL INTERNATIONAL SERVICES
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

  Cable Subscribers                2,051        2,005        1,883
  Wireless Subscribers             3,533        3,112        1,970
  Telephone Lines                  1,484        1,417        1,236
                               ---------    ---------    ---------
  Total International
   Services                        7,068        6,534        5,089
     Growth (Y/Y)                   38.9%        40.5%        N/A

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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
N/A- Not available.

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